Exhibit 3.1.51

Contact Information
Kansas Secretary of State	KANSAS SECRETARY OF STATE
Ron Thurnburgh	For Profit Articles of Incorporation	CF
Memorial Hall, 1st Floor		51
120 S.W. 10th Avenue
Topeka, KS 66612-1594	All information must be completed or this document will not be accepted for filing.
(785) 296-4564
kssos@kssos.org
www.kssos.org

1. Name of the corporation:

Do not write in this space

Cheeseburger In Paradise of Kansas, Inc.

2. Address of registered office in Kansas:

Address must be a street address. .4 post office bar is unacceptable.

515 South Kansas Ave.	Topeka	Kansas	66603
Street address	City	Site	Zip

Name of resident agent at above address:

The Corporation Company, Inc.

3. Nature of corporation’s business or purpose:

Engage in any lawful act or activity for which corporations may be organized under Kansas General Corporation Code.

4. Total number of shares that this corporation is authorized to issue:

1000	shares of	common	stock, class	par value of	$0.01	dollars each

	shares of		stock, class	par value of		dollars each

	shares of		stock, class	without nominal or par value

—	shares of		stock, class	without nominal or par value

State any designations, powers, rights, limitations or restrictions applicable to any class of stock or any special grant of authority to be given to the board of directors:

5. Name and mailing address of incorporator(s):

Name	Street address	City	State	Zip
Joseph J. Kadow, Vice	2202 N. West Shore Blvd.Tampa		Florida	33607
President

6. Name and mailing address of each person who is to serve as a director:

Name	Street address	city	State	Zip
Debra Anne Eybers, President	2202 N. West Shore Blvd.Tampa		Florida	33607

Joseph John Kadow, Vice	2202 N. West Shore Blvd.Tampa		Florida	33607
President and Secretary

Robert Stephen Merritt, Vice	2202 N. West Shore Blvd.Tampa		Florida	33607
President and Treasurer

7. is this corporation perpetual? Yes X No

If no, the term for which this corporation is to exist

		Month	Day	Year

•Tax closing date, if known	December	31st
	Month	Day

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

i executed on the	12th	of August	2004
	Day	Month	Year

(Signatures must correspond exactly, 16 the names of the incorporators listed in number 5.)

/s/ Joseph J. Kadow
Joseph J. Kadow

Mailing Information

Where would you like the Secretary of State’s office to send official mail? If no address is given, the mail will be sent to the registered office.

2202 N. West Shore Blvd.	Tampa	Florida	33607	USA
Street address	City	State	Zip	Country

The mail should be addressed to the following named individual: Cindy Gangis

I hereby certify this to be a true and correct copy of the original on file. Certified on this date August, 2004

Ron Thornburgh. Secretary of State

Instruction

Submit this form in duplicate with the $90 filing fee.

Notice: There is a $25 service fee for all returned checks.